Exhibit 10.5

GUARANTOR SECURITY AGREEMENT

This GUARANTOR SECURITY AGREEMENT (this “Security Agreement”) is entered into as of February 26, 2019 by and among (i) COLISEUM CAPITAL PARTNERS, L.P. (“CCP”), BLACKWELL PARTNERS LLC – SERIES A (“Blackwell”) and COLISEUM CO-INVEST DEBT FUND, L.P. (“CCDF” and, together with CCP and Blackwell, collectively “Coliseum” or “Lender”) and DELAWARE TRUST COMPANY as collateral agent on behalf of Lender (in such capacity, the “Collateral Agent”), and (ii) PURPLE INNOVATION, INC., a Delaware corporation, having a mailing address of 123 E 200 N, Alpine, Utah 84004 (“Debtor”).

RECITALS

Debtor has executed and delivered a certain Guaranty, dated as of the Original Closing Date, of the obligations and liabilities of PURPLE INNOVATION, LLC, a Delaware limited liability company, having a mailing address of 123 E 200 N, Alpine, Utah 84004 (“Borrower”) to Lender (as may be amended, restated or otherwise modified from time to time, the “Guaranty”). Lender has agreed to lend money to Borrower, pursuant to that certain Amended & Restated Credit Agreement by and between Borrower and Lender, dated as of the date hereof (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”), but only upon the condition that Debtor execute and deliver this Security Agreement to secure the payment and performance of the obligations and liabilities of Debtor under the Guaranty (the “Guaranty Secured Obligations”) in accordance with the terms of this Security Agreement.

Borrower has executed and delivered the Loan Agreement, but only upon the condition that Borrower execute and deliver this Security Agreement to secure the payment and performance of the obligations and liabilities of Borrower under the Loan Agreement (the “Borrower Secured Obligations” and, together with the Guaranty Secured Obligations, the “Secured Obligations”) in accordance with the terms of this Security Agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings given them under the Loan Agreement.

AGREEMENT

The parties agree as follows:

1. CREATION OF SECURITY INTEREST

1.1 Grant of Security Interest. Debtor hereby grants to the Collateral Agent, on behalf of Lender, to secure the payment and performance in full of the Secured Obligations, a continuing security interest in, and pledges to Collateral Agent, on behalf of Lender, the property described in Exhibit A attached hereto (the “Collateral”), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Debtor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (to the extent perfection can be achieved by the filing of financing statements and any other actions requested or taken by the Collateral Agent or Lender, as applicable), except as otherwise permitted in Section 5.8 of the Loan Agreement and the definition of “Permitted Liens” therein (with references to “Borrower” in such provisions being deemed references to Debtor).

If this Security Agreement is terminated, Collateral Agent’s Lien on behalf of Lender in the Collateral shall continue until the Secured Obligations are terminated and repaid in full in cash (other than inchoate indemnity obligations and any other obligations which by their terms are to survive termination of this Security Agreement). Upon payment in full in cash of the Secured Obligations (other than inchoate indemnity obligations and any other obligations which by their terms are to survive termination of this Security Agreement) and at such time as Lender’s obligation to make credit accommodations under the Loan Agreement has terminated, this Security Agreement shall be terminated and the Collateral Agent’s Liens on behalf of Lender shall automatically be released and all rights therein shall revert to Debtor, and Collateral Agent shall, at Debtor’s sole cost and expense, permit the filing of UCC termination statements and all other Lien release agreements reasonably requested by Debtor, in each case at the sole cost and expense of Debtor.

1.2 Financing Statements. This Security Agreement constitutes an authenticated record which authorizes Lender (or Collateral Agent, on behalf of Lender), to file such financing statements as Lender determines appropriate. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion. Without limiting the generality of the foregoing, Debtor hereby expressly authorizes Lender (or Collateral Agent, on behalf of Lender) to file financing statements, with all appropriate jurisdictions, as Lender in its sole discretion deems appropriate from time to time, in order to perfect, protect, or vest more securely Lender’s security interest in the Collateral.

1.3 Delivery of Additional Documentation Required. Debtor shall from time to time execute and deliver to Lender, at the request of Lender (or Collateral Agent, on behalf of Lender), all financing statements and other documents that Lender may reasonably request, in form and substance reasonably satisfactory to Lender, to perfect and continue Lender’s security interest in the Collateral.

2. REPRESENTATIONS AND WARRANTIES.

2.1 Debtor hereby makes the representations and warranties set forth in Article II of the Loan Agreement (which representations and warranties are incorporated by reference herein) with references to “Borrower” therein being deemed references to Debtor, mutatis mutandis.

3. EVENTS OF DEFAULT

The following shall constitute an event of default by Debtor under this Security Agreement (an “Event of Default”):

3.1 Guaranty; Loan Documents. If an Event of Default (as defined therein) occurs under the Loan Agreement, the Guaranty or any of the other Loan Documents.

4. LENDER’S RIGHTS AND REMEDIES

4.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, take any action permitted under the Loan Agreement, all of which are authorized by Debtor (with references to “Borrower” therein being deemed references to Debtor), any such exercise shall be by Majority Lenders on behalf of all other applicable Lenders.

4.2 Remedies Cumulative. Lender’s rights and remedies under this Security Agreement, the Guaranty, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Debtor’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

4.3 Demand; Protest. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Debtor may in any way be liable.

5. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

The laws of the State of New York shall apply to this Security Agreement. DEBTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS SECURITY AGREEMENT. NOTWITHSTANDING THE FOREGOING, LENDER (OR COLLATERAL AGENT, ON BEHALF OF LENDER)SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION WHICH LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE LENDER’S OR COLLATERAL AGENT’S RIGHT AGAINST DEBTOR OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR, COLLATERAL AGENT AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6. GENERAL PROVISIONS

6.1 Successors and Assigns. This Security Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Security Agreement nor any rights hereunder may be assigned by Debtor without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender (or Collateral Agent, on behalf of Lender) shall have the right with the consent of Debtor (which consent shall not be unreasonably withheld, conditioned or delayed and shall not be required if (a) an Event of Default is continuing or (b) such assignment or participation is to an affiliate of a Lender or the Collateral Agent) to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s obligations, rights and benefits hereunder in the manner set forth in the Loan Agreement.

6.2 Indemnification. Debtor shall defend, indemnify and hold harmless Lender and Collateral Agent and each of their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender or Collateral Agent as a result of or in any way arising out of, following, or consequential to transactions between Lender (or Collateral Agent on behalf of Lender) and Debtor whether under this Security Agreement or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Lender’s or Collateral Agent’s gross negligence or willful misconduct, as applicable.

6.3 Right of Set-Off. Debtor hereby grants to Collateral Agent on behalf of Lender, a lien, security interest and right of setoff as security for all Secured Obligations to Collateral Agent on behalf of Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Collateral Agent on behalf of Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or Lender, as applicable, may set off the same or any part thereof and apply the same to any liability or obligation of Debtor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE SECURED OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF DEBTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

6.4 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Security Agreement.

6.5 Severability of Provisions. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

6.6 Amendments in Writing, Integration. This Security Agreement cannot be changed or terminated orally. This Security Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.7 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Security Agreement.

6.8 Survival. All covenants, representations and warranties made in this Security Agreement shall continue in full force and effect so long as any liabilities and obligations under the Guaranty and this Security Agreement remain outstanding. The obligations of Debtor to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in this Security Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender (or Collateral Agent on behalf of Lender) have run.

6.9 Amendment of Loan Documents. Debtor authorizes Collateral Agent on behalf of Lender, without notice to or demand upon Debtor and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine.

6.10 Debtor Waivers. Debtor waives any right to require Lender (or Collateral Agent on behalf of Lender) to (a) proceed against Borrower, Debtor, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower or Debtor; (c) marshal any assets of Borrower or Debtor; or (d) pursue any other remedy in Lender’s power whatsoever. Lender (or Collateral Agent, on behalf of Lender) may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or Debtor or any security held by Lender (or Collateral Agent, on behalf of Lender), including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Debtor hereunder. Debtor waives any defense arising by reason of any disability or other defense of Borrower or Debtor or by reason of the cessation from any cause whatsoever of the liability of Borrower or Debtor. Debtor waives any setoff, defense or counterclaim that Borrower or Debtor may have against Lender (or Collateral Agent, on behalf of Lender). Debtor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower or Debtor. Debtor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Debtor waives any right to enforce any remedy that Lender (or Collateral Agent, on behalf of Lender) now has or may hereafter have against Borrower. Debtor waives all rights to participate in any security now or hereafter held by Lender (or Collateral Agent, on behalf of Lender). Debtor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation, or incurring of new or additional indebtedness. Debtor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Lender (and Collateral Agent, on behalf of Lender) that it will keep so informed, and agrees that absent a request for particular information by Debtor, Lender (or Collateral Agent, on behalf of Lender) shall have no duty to advise Debtor of information known to Lender (or Collateral Agent, on behalf of Lender) regarding such condition or any such circumstances.

6.11 Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files an insolvency proceeding, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents is terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Debtor agrees that Debtor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender (or Collateral Agent, on behalf of Lender) upon the insolvency, bankruptcy or reorganization of Borrower or Debtor, any other person, or otherwise, as though such payment had not been made.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first above written.

DEBTOR:

PURPLE INNOVATION, INC.

By:	/s/ Joseph B. Megibow
Name:	Joseph B. Megibow
Title:	Chief Executive Officer

LENDERS:

COLISEUM CAPITAL PARTNERS, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Chris Shackelton
Name:	Chris Shackelton
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

By: Coliseum Capital Management, LLC, its attorney-in-fact

By:	/s/ Chris Shackelton
Name:	Chris Shackelton
Title:	Managing Partner

COLISEUM CO-INVEST DEBT FUND, L.P.

By: Coliseum Capital, LLC, its general partner

By:	/s/ Chris Shackelton
Name:	Chris Shackelton
Title:	Manager

COLLATERAL AGENT:

DELAWARE TRUST COMPANY

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

EXHIBIT A

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of Debtor’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Debtor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) U.S. intent-to-use trademark application or “intent-to-use” service mark application before the filing of a ”Statement of Use” or an “Amendment to Allege Use” with respect thereto with the United States Patent and Trademark Office, to the extent that and during the period in which the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of any of the Debtor’s right, title, or interest therein of any such trademark or service mark application under applicable federal law, (c) rights held under a permit, license or contract that are not assignable by their terms without the consent of the licensor, issuer or contract counterparty thereof (but only to the extent such restriction on assignment is enforceable under Applicable Law, and upon the termination of such restriction, such rights shall immediately become Collateral without any action by Debtor or Lender); (d) any interest of Debtor in any Equipment subject to an Equipment lease or purchase money loan secured by such Equipment if Debtor is prohibited by the terms of such lease or loan from granting a security interest in such Equipment or under which such an assignment or Lien in such Equipment would cause a default to occur under such lease or loan; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Debtor or Lender; or (e) Excluded Deposit Accounts.